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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                     ------------------

                          FORM 8-A

             For Registration of Certain Classes
           of Securities Pursuant to Section 12(b)
             or 12(g) of The Securities Exchange
                        Act of 1934

                WINTRUST FINANCIAL CORPORATION
            --------------------------------------
      Exact name of registrant as specified in its charter



        Illinois                           36-3873352
----------------------------       ----------------------------
  State of incorporation                  IRS Employer
     or organization                   Identification No.


   727 North Bank Lane
  Lake Forest, Illinois                    60045-1951
----------------------------       ----------------------------
   Address of principal                     Zip Code
    executive offices



Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                   Name of each
   to be so registered                    exchange on
                                        which each class
                                       is to be registered

----------------------------       ----------------------------

----------------------------       ----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                Common stock, without par value
                -------------------------------
                        Title of Class




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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     Incorporated herein by reference to the portion of the Prospectus under the heading "Description of Capital Stock," which is a part of the Registrant's Registration Statement on Form S-1 (No. 333-18699) filed on December 24, 1996.


Item 2.  Exhibits
         --------

     1.  Copies of instruments defining the rights of security holders:

         a. Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated herein by reference to Exhibit 3.1 to Registrant's Form S-1
             Registration Statement (No. 333-18699) filed with the Securities and Exchange Commission on December 24, 1996).

         b. By-laws of Wintrust Financial Corporation (incorporated by reference to pages AC-1 to AC-16 of Amendment No. 1 to Registrant's Form S-4 Registration Statement
             (No. 333-4645) filed with the Securities and Exchange Commission on July 22, 1996).


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Pursuant  to the  requirements of  Section 12  of the  Securities
Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                            WINTRUST FINANCIAL CORPORATION

                            By  /s/  David A. Dykstra
                                --------------------------
                                    David A. Dykstra
                                    Executive Vice President and
                                    Chief Financial Officer


Dated:  January 3, 1997










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